UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report:   November 10, 1999
                                ------------
                      (Date of earliest event reported)

                Exact Name of                      IRS
Commission      Registrant as                      Employer         Registrants'
File            Specified in its   State of        Identification   Telephone
Number          Charter            Incorporation   Number           Number
----------      ----------------   -------------   --------------   ------------

0-29812         Berkshire Energy   Massachusetts   04-3408946       413-442-1511
                Resources

                  115 Cheshire Road, Pittsfield, MA   01201
                  (Address of principal executive offices)

ITEM 5.  OTHER EVENTS

      On November 9, 1999, Berkshire Energy Resources ("BER") signed a definitive merger agreement with Energy East Corporation ("Energy East") under which BER will become a wholly-owned subsidiary of Energy East Energy East will acquire all of the common shares of BER for $38.00 per share in cash The transaction has an equity market value of approximately $96 million, based on approximately 2,513,905 million BER common shares outstanding Energy East will also assume approximately $40,000,000 of preferred stock and long-term debt.

      The merger is subject to, among other things, the approvals of BER's shareholders and the Securities and Exchange Commission. BER expects the transaction to close by the end of the second quarter of 2000 A copy of the merger agreement has been filed herewith as Exhibit 2.1 and is incorporated herein by reference.

      On November 10, 1999, BER and Energy East issued a press release relating to the merger agreement and the related transactions The press release has been filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (c) Exhibits - See Index to Exhibits


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BERKSHIRE ENERGY RESOURCES


                                       By:  /s/ Michael J. Marrone
                                       ----------------------------------
                                            Michael J. Marrone
                                            Vice President, Treasurer and
                                            Chief Financial Officer

Date:  November 10, 1999


                              INDEX TO EXHIBITS

Sequential
Exhibits*      Description of Exhibit                           Page Number
----------     ----------------------                           -----------

   2.1 Agreement and Plan of Merger, dated as of November 9, 1999, by and among Berkshire
               Energy Resources, Energy East Corporation and Mountain Merger LLC

  99.1         Press Release


*     Exhibit numbers designated in Regulation S-K